Exhibit 10.5

RELEASE OF CERTAIN GUARANTORS

Reference is made to that certain Ninth Supplemental Indenture, dated as of June 17, 2020, as supplemented by the Supplemental Indenture, dated as of July 15, 2020 (the “Ninth Supplemental Indenture”), among Service Properties Trust (formerly known as Hospitality Properties Trust), a Maryland real estate investment trust, U.S. Bank National Association, as Trustee (the “Trustee”), each of the Subsidiaries listed on Schedule 1 attached hereto (each, a “Released Guarantor”) and certain other Subsidiaries of the Company, as Guarantors, to the Indenture, dated as of February 3, 2016 (the “Indenture”), between the Company and the Trustee, relating to the Company’s 7.50% Senior Notes due 2025 (the “Notes”). The terms defined in the Ninth Supplemental Indenture are used herein as therein defined, unless otherwise defined herein.
Pursuant to Section 6 of the Ninth Supplemental Indenture, the undersigned, as Trustee, hereby confirms the release and discharge of each Released Guarantor from any and all obligations and liabilities under the Subsidiary Guarantee, and further hereby confirms the termination and release of each Released Guarantor of all other obligations under the Ninth Supplemental Indenture, the Indenture or the Notes, each as of September 14, 2020.

Dated as of October 1, 2020.

U.S. Bank National Association, as Trustee

By: /s/ David W. Doucette______________
Name: David W. Doucette
Title: Vice President

SCHEDULE 1

RELEASED GUARANTORS

1.SVCN 1 LLC, a Delaware limited liability company